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Microfilm Number 9616-1285    Filed with the Department of State on Mar 04, 1996
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Entity Number 2682482
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                     ARTICLES OF INCORPORATION - FOR PROFIT
                 DSCB:15-1306/2102/2303/2702/2903/7102a (Rev 90)

Indicate type of domestic corporation (check one):

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

_X_Business-stock (15 Pa.C.S. ss.1306)                          ___Management (15 Pa.C.S. ss.2702)
___Business-nonstock (15 Pa.C.S. ss.2102)                       ___Professional (15 Pa.C.S. ss.2903)
___Business-statutory close (15.Pa.C.S. ss.2303)                ___Cooperative (15 Pa.C.S. ss.7102A)

         In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby state(s) that:

1. The name of the corporation is:  Fidelity Leasing, Inc.
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2. The (a) address of this corporation's initial registered office in this
Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) 1521 Locust Street, 4th Floor   Philadelphia    PA       1910   Philadelphia
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    Number and Street               City            State    Zip    County

(b)c/o:__________________________________________________________________
       Name of Commercial Registered Office Provider             County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The corporation is incorporated under the provisions of the Business Corporation Law of 1988.

4. The aggregate number of shares authorized is: 20,000,000 (other provisions,
                                                 ----------
if any, attach 8 1/2 x 11 sheet)

5. The name and address, including street and number, if any, of each incorporator is: Diane Vecchio, c/o Ledgewood Law Firm, P.C., 1521 Locust Street, Philadelphia, PA 19102

6. The specified effect date, if any, is________________________________________
                                           month   day   year       hour, if any

7. Any additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

8. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C. ss.77a et seq.).

9. Cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is:


   IN TESTIMONY WHEREOF, the incorporator has signed these Articles of Incorporation this 1st day of March, 1996.



____________________________________     ____________________________________
            (Signature)                               (Signature)




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